UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2012

Surface Coatings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-145831	20-8611799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709-B West Rusk, Suite 580 Rockwall, Texas 75087
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (972) 722-7351

_________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On July 9, 2012 Richard Pietrykowski resigned as an officer and director of Surface Coatings, Inc. and Jeannie Pietrykowski resigned as an officer of Surface Coatings, Inc.,. The shareholders, by majority consent in lieu of a meeting, appointed David McCune to serve as a Director and as President, Chief Executive Officer, Secretary and Treasurer of Surface Coatings, Inc. Such appointment will continue until the next annual meeting.

David McCune, 64, obtained a BS degree from Southwestern University. In the last five years he has been a general contractor operating under Team Alliance Capital, LLC and most recently MCH Construction, LLC. He has significant experience in the construction industry, being involved in all aspects of home building and commercial finish out of tenant space including the design, bidding, contracts, permits, hiring and supervising sub-contractors and all processes to obtain certificates of occupancy.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2012

By: /s/ David McCune

President and Chief Executive Officer

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